Exhibit 10.7.3
NOTICE OF DEFERRED RESTRICTED STOCK UNIT AWARD (Directors)
under the
TEXAS PACIFIC LAND CORPORATION 2021 NON-EMPLOYEE DIRECTOR STOCK AND DEFERRED COMPENSATION PLAN

______ Restricted Stock Units

THIS AWARD, made as of the _____ day of January, 20___, by Texas Pacific Land Corporation, a Delaware corporation (the “Company”), to ______________ (“Director”), is made pursuant to and subject to the provisions of the Texas Pacific Land Corporation 2021 Non-Employee Director Stock and Deferred Compensation Plan (the “Plan”). All terms that are used herein that are defined in the Plan shall have the same meanings given them in the Plan.

1.Award of Restricted Stock Units. Pursuant to the Plan, the Company, on January ___, 20___ (the “Date of Grant”), granted Director, subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein, an award of _______ restricted stock units, hereinafter described as “Restricted Stock Units.” Each Restricted Stock Unit shall be a notional share of Common Stock, with the value of each Restricted Stock Unit being equal to the Fair Market Value of a share of Common Stock.

2.Restrictions. Except as provided in this Notice of Restricted Stock Units Award, the Restricted Stock Units are nontransferable except by will or by the laws of descent and distribution and shall be held in Director’s Deferred Stock Account under the Plan until the date Common Stock is delivered pursuant to Section 4 below.

3.Vesting. The Restricted Stock Units shall be one hundred percent (100%) vested on the Date of Grant.

4.Delivery of Common Stock. Subject to the provisions of the Plan and this Notice, the Company, except as otherwise provided herein, shall convert the Restricted Stock Units (and any Dividend Equivalents credited to Director with respect to such Restricted Stock Units) into the number of whole shares of Common Stock equal to the number of Restricted Stock Units and deliver shares of Common Stock (plus any Dividend Equivalents credited to Director with respect to such Restricted Stock Units) to Director or Director’s Beneficiary or Beneficiaries on February 15th of the year following the year the Director Terminates or at such other time as elected by the Director in Director’s Director Fee Deferral Form.

5.Dividend Equivalents. The Company also grants to Director a dividend equivalent right with respect to the Restricted Stock Units, whereby if on any date prior to the delivery of Common Stock pursuant to Section 4 above the Company pays any dividend or other distribution on Common Stock, then with respect to each Restricted Stock Unit, an amount equal to the amount of the dividend or distribution per share of Common Stock shall be credited to the Director’s Deferred Stock Account (the “Dividend Equivalents”), and shall be paid to Director at the time Restricted Stock Units are converted in accordance with Section 4 below.

6.No Right to Continued Board Service. Neither this Notice of Restricted Stock Units Award nor the issuance of Restricted Stock Units shall confer upon Director any right with respect to continuance of the Director’s service on the Board.

7.Rights as a Shareholder. Director will have no rights as a shareholder with respect to the Restricted Stock Units until the issuance of a certificate or certificates to Director or the registration of such shares of Common Stock in Director’s name.

8.Change in Capital Structure. In accordance with the terms of the Plan, the terms of this grant shall be adjusted as the Administrator determines is equitable in the event the Company effects one or more stock dividends, stock splits, subdivisions or consolidations of shares or other similar changes in capitalization.

9.Governing Law. This Notice of Restricted Stock Units Award shall be governed by the laws of the State of Texas. All disputes arising under this Notice of Restricted Stock Units Award shall be adjudicated solely within the State or Federal courts located within the State of Texas, Dallas County.

10.Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of this Notice of Restricted Stock Units Award, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Date of Grant.

11.Director Bound by Plan. Director has been provided a copy of the Plan and shall be bound by all the terms and provisions thereof.

12.Binding Effect. Subject to the limitations stated above and in the Plan, this Notice of Restricted Stock Units Award shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Director and the successors of the Company.

IN WITNESS WHEREOF, the Company has caused this Notice of Restricted Stock Units Award to be signed on its behalf.

Texas Pacific Land Corporation

By:
Name: __________
Title: ____________